Exhibit 99

MOORESVILLE SAVINGS BANK, SSB

EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

FINANCIAL REPORT

(Compiled)

DECEMBER 31, 2002

CONTENTS

INDEPENDENT ACCOUNTANT’S REPORT	1

FINANCIAL STATEMENTS

Statements of net assets available for benefits	2

Statement of changes in net assets available for benefits	3

SUPPLEMENTARY INFORMATION

Schedule H – Assets held for investment purposes at end of year	5

INDEPENDENT ACCOUNTANT’S REPORT

To the Plan Administrator

Mooresville Savings Bank, SSB

    Employees Savings and Profit Sharing Plan

Mooresville, North Carolina

We have compiled the accompanying statements of net assets available for benefits of the Mooresville Savings Bank, SSB Employees Savings and Profit Sharing Plan as of December 31, 2002 and 2001, and the related statement of changes in net assets available for benefits for the year ended December 31, 2002 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting information that is the representation of management in the form of financial statements. We have not audited or reviewed the accompanying financial statements or supplementary schedule and, accordingly, do not express an opinion or any other form of assurance on them.

The Plan Administrator has elected to omit substantially all of the disclosures required by accounting principles generally accepted in the United States of America. If the omitted disclosures were included in the financial statements, they might influence the user’s conclusions about the plan’s net assets available for benefits and changes therein. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Charlotte, North Carolina

July 21, 2003

MOORESVILLE SAVINGS BANK, SSB

    EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

December 31, 2002 and 2001

See Accountant’s Report

	2002	2001
ASSETS
Investments at fair value	$2,273,264	$2,226,202
Due from broker for securities transaction pending	88,245	760
Accrued interest and dividends	50,767	17,623

Total assets	2,412,276	2,244,585

LIABILITIES
Trust and record keeping fees payable	60,491	979

Net assets available for benefits	$2,351,785	$2,243,606

MOORESVILLE SAVINGS BANK, SSB

    EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Year Ended December 31, 2002

See Accountant’s Report

Additions to (deductions from) net assets attributed to:
Investment income:
Net depreciation in fair value of investments, interest and dividends	$(8,575)

Contributions:
Employer contributions	31,888
Employee contributions	97,346

129,234

Total additions	120,659

Deductions from net assets attributed to:
Benefits paid to participants	1,264
Administrative expenses	11,216

Total deductions	12,480

Net increase	108,179
Net assets available for benefits:
Beginning of year	2,243,606

End of year	$2,351,785

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MOORESVILLE SAVINGS BANK, SSB

EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

SCHEDULE H – ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR

December 31, 2002

Sponsor Federal I.D. #56-0326988 (Plan #002)

See Accountant’s Report

	Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par or maturity value	Current value
	Money market:
	Barclays Global Investors, NA	Government Fund (36,239 shares)	$36,239

	Common stock:
*	Coddle Creek Financial Corp.	Common stock (42,747 shares)	1,218,290

	Mutual funds:
	Barclays Global Investors, NA	Equity Index Fund (23,740 shares)	283,460
	Barclays Global Investors, NA	Midcap Fund (383 shares)	6,106
	Barclays Global Investors, NA	Bond Fund (486 shares)	8,357
	Barclays Global Investors, NA	Stable Value Fund (3,543 shares)	49,748
	Barclays Global Investors, NA	International Fund (90 shares)	1,155
	Barclays Global Investors, NA	S&P 500 Value Fund (1,805 shares)	14,403
	Barclays Global Investors, NA	S&P 500 Growth Fund (1,109 shares)	7,255
	Barclays Global Investors, NA	Growth & Income Fund (21 shares)	245
	Barclays Global Investors, NA	Russell 2000 Fund (32 shares)	294
	Barclays Global Investors, NA	Collective Short Term Investment Fund (62,780 shares)	62,780

	Certificate of deposit:
*	Mooresville Savings Bank, SSB	7.5%, due 6/28/03; 505,828 units	505,828

*	Mooresville Savings Bank, SSB	Loans to participants at varying rates and maturity dates	79,104

	Employees Savings and Profit Sharing Plan
			$2,273,264

*	Represents a party in interest.